Exhibit 5.1

November 3, 2021

Oramed Pharmaceuticals Inc.

1185 Avenue of the Americas, Third Floor

New York, New York 10036

Re:	Sale of Common Stock pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (Registration No. 333-257926, the “Registration Statement”), the prospectus included therein and the related prospectus supplement (such prospectus, as supplemented by such prospectus supplement, the “Prospectus Supplement”) filed or to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of 2,000,000 shares of the common stock, par value $0.012 per share (the “Shares”) of Oramed Pharmaceuticals Inc. (the “Company”).

We are acting as counsel for the Company in connection with the registration and sale of the Shares. We have examined copies of the Registration Statement and Prospectus Supplement filed or to be filed with the Commission. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company (or committees thereof) as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Other than such examination and our examination of the documents indicated above, we have made no other examination in connection with this opinion. This opinion is limited to the laws of the General Corporation Law of Delaware, and we express no opinions with respect to the laws of any other jurisdictions. We express no opinion herein concerning the federal laws of the United States of America or any state securities or blue sky laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued by the Company against payment therefor as contemplated by the Prospectus Supplement, will be duly authorized, validly issued, fully paid and non-assessable securities of the Company.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, as further limited above, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Oramed Pharmaceuticals Inc.

November 3, 2021

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Shares currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement and the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP